Exhibit 99.1

SIRIUS XM ADDS OVER 334,000 NET SUBSCRIBERS
IN THE THIRD QUARTER

NEW YORK – October 13, 2010 – SIRIUS XM Radio (NASDAQ: SIRI) today announced that it added 334,727 net subscribers in the third quarter of 2010, compared to a net subscriber gain of 102,295 in the third quarter of 2009.

In the first three quarters of this year, SIRIUS XM added 1,089,417 net subscribers compared to a loss of 488,126 net subscribers in the first three quarters of 2009. The Company ended the third quarter with a record-high 19,862,175 subscribers, an increase of more than 1.3 million subscribers from September 30, 2009.

Of these amounts, in the first three quarters of this year:

•	XM satellite radio added 469,165 net subscribers compared to a loss of 145,855 net subscribers in the first three quarters of 2009; and

•	SIRIUS satellite radio added 620,252 net subscribers in the first three quarters of this year compared to a loss of 342,271 net subscribers in the first three quarters of 2009.

XM ended the third quarter with 10,218,265 subscribers, an increase of more than 513,000 subscribers from September 30, 2009. SIRIUS satellite radio ended the third quarter with 9,643,910 subscribers, an increase of more than 833,000 subscribers from September 30, 2009.

SIRIUS XM also announced the following additional third quarter 2010 subscriber metrics:

•	Self-pay churn improved to 1.9% for the third quarter of 2010 from 2.0% for the third quarter of 2009; and

•	The conversion rate from a trial subscription included in the sale of a vehicle to a self-pay subscription improved in the third quarter of 2010 to 48.1%, up from 46.2% for the third quarter of 2009.

The Company expects to end the year with approximately 20.1 million subscribers, implying net additions of approximately 1.3 million in 2010.

SIRIUS XM plans to release full third quarter 2010 financial results in November 2010.

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About SIRIUS XM Radio

SIRIUS XM is America’s satellite radio company, broadcasting more than 135 channels of commercial-free music, and premier sports, news, talk, entertainment, traffic, weather, and data services to more than 19.5 million subscribers in cars, trucks, boats and aircraft, and through a wide range of mobile devices.

SIRIUS XM offers an array of content from some of the biggest names in entertainment, as well as from professional sports leagues, major colleges, and national news and talk providers. SIRIUS XM programming is also available at sirius.com and xmradio.com, and on Apple iPhone and iPod touch, BlackBerry and Android-powered mobile devices using the SIRIUS XM Premium Online App.

SIRIUS XM has arrangements with every major automaker and its radio products are available at retail locations nationwide, as well as shop.sirius.com and shop.xmradio.com.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,”  “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement:  our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment.  Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010 and  XM’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

William Prip
212 584 5289
william.prip@siriusxm.com

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com